UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2012

KEYNOTE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27241	94-3226488
(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, California	94404
(Address of principal executive offices)	(Zip Code)

(650) 403-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As described in the Company’s Definitive Proxy Statement filed with the Commission on February 10, 2012, the Board of Directors (the “Board”) of Keynote Systems, Inc. (the “Company”) has recently adopted a retirement age of 70 for the Company’s independent directors and a term limit for them of ten years, each waivable by the Board. In connection with selecting director nominees for the Company’s 2012 Annual Meeting of Stockholders, the Board provided waivers for director nominees Mohan Gyani and Deborah Rieman, each of whom has been a member of the Board since 2002. Dr. Rieman, the Company’s longest-serving independent director, serving since January 2002, notified the Company on February 9, 2012 that she would resign from the Board, effective immediately prior to the appointment of an additional director during 2012, thereby enabling the Board to maintain its size at seven members. Dr. Rieman’s decision to resign as a director was not due to a disagreement with the Company on any matter related to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.

Date: February 14, 2012	By:	/s/ Umang Gupta
Umang Gupta
Chief Executive Officer